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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in (i) the Registration Statement (No. 333-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (ii) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (iii) the Registration Statements (Nos. 333-81529 and 333-127873) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (iv) the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, (v) the Registration Statement (No. 333-145726) on Form S-8 of Forest Oil Corporation—2007 Stock Incentive Plan of Forest Oil Corporation, and (vi) the Registration Statement (No. 333-159346) on Form S-3 of Forest Oil Corporation of our reports dated February 26, 2010, with respect to the consolidated financial statements of Forest Oil Corporation and subsidiaries, and the effectiveness of internal control over financial reporting of Forest Oil Corporation, included in this annual report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Denver, Colorado
February 26, 2010

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Consent of Independent Registered Public Accounting Firm